EXHIBIT 3.13

ARTICLES OF INCORPORATION

OF

CHH HOLDINGS, INC.

        I.     The name of this corporation is: CHH HOLDINGS, INC.

        II.    The purposes for which this corporation is formed, the specific business in which this corporation is primarily to engage being set forth in Paragraph (1) below, are:

        (1)   The specific business in which this corporation is primarily to engage is the acquisition of securities and activities related thereto.

        (2)   To manufacture, buy, sell, assemble, distribute, and to otherwise acquire, or to own, hold, use, sell, assign, transfer, exchange, lease, license or otherwise dispose of, and to invest, trade, deal in and with goods, wares, merchandise, building materials, supplies and all other property of every class and description.

        (3)   To purchase, acquire, own, hold, use, lease, either as lessor or lessee, rent, sublet, grant, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in, any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, boarding houses, apartment houses, hotels business blocks, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal and mixed, and any interest or right therein, including water and water rights, wheresoever situated, in California, other states of the United States, in the District of Columbia, territories of the United States and foreign countries.

        (4)   To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

        (5)   To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision.

        (6)   To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or, otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business.

        (7)   To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise, (a) by purchase of the assets thereof wholly or in part, (b) by acquisition of the shares or any part thereof, or (c) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, rights and property so acquired, and to conduct, in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

        (8)   To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and government, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

        (9)   From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power, conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority of governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect; and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

        (10) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with the shares, rights, units or interests in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and, while the owner of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

        (11) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes or debentures or other securities or evidences of indebtedness.

        (12) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

        (13) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

        (14) To conduct and carry on, directly or indirectly, research, development and promotional or experimental Activities, and to promote or aid financially or otherwise, any person, firm or corporation engaged in such activities, or any of them.

        (15) To carry on any business whatsoever, either as principal, agent or partner, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this state, in other states, in the District of Columbia, in the territories of the United States, and in foreign countries.

        (16) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

        The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

III.

The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles.

IV.

No distinction shall exist between the shares of this corporation or the rights of the respective holders thereof with respect thereto.

V.

This corporation is authorized to issue only one class of shares of stock, designated "Common Stock." The total number of shares of stock which this corporation shall have authority to issue is 75,000; the aggregate par value of all shares shall be $75,000, and the par value of each of such shares shall be $1.

VI.

The number of directors of this corporation shall be three and the names and addresses of the persons who are appointed to act as the first directors of this corporation are as follows:

Name	Address
Michael T. Masin	611 West Sixth Street Los Angeles, California 90017
James R. Ukropina	611 West Sixth Street Los Angeles California 90017
Frederick W. Lambert	611 West Sixth Street Los Angeles, California 90017

        IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation and the persons named herein as the first directors of this corporation, have executed these Articles of Incorporation this 26th day of September 1974.

STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

        On this 26th day of September 1974 before me, the undersigned, a Notary Public in and for said State, personally appeared Michael T. Masin, James R. Ukropina and Frederick W. Lambert, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

WITNESS my hand and official seal*

OFFICIAL SEAL
BERNICE C. HODGMAN
Notary Public California
PRINCIPAL Office In
LOS ANGELES COUNTY
My Commission Expires Jan. 12, 1975 Notary Public in and for the
State of California

(SEAL) BERNICE C. HODGMAN

CERTIFICATE OF AMENDMENT
OF

ARTICLES OF INCORPORATION

CHH HOLDINGS, INC

        We, Robert J. Tarr, Jr., the President, and Samuel Frankenheim, the Secretary, of CHH Holdings, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

        1.     That they are the President and the Secretary, respectively of CHH Holdings, Inc., a California corporation.

        2.     That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

        3.     The amendment so approved by the board of directors is as follows:

          Article I of the Articles of Incorporation of this corporation is amended to read as follows:

      "The name of this corporation is:
      Neiman Marcus Holdings, Inc."

        4.     That said amendment was approved by written consent of the sole shareholder dated June 1, 1989.

        5.     This certificate shall become effective on the date of filing.

        Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Chestnut Hill, Massachusetts on June 1, 1989.

                      /s/ Robert J. Tarr, Jr., President

                      /s/ Samuel Frankenheim, Secretary

CHH HOLDINGS, INC.

CONSENT OF SOLE SHAREHOLDER

        The undersigned, being the sole shareholder of CHH Holdings, Inc., a California corporation (the "Corporation"), does hereby consent to the adoption in writing of the following resolutions as of the date set forth below:

        RESOLVED: That Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

    "The name of this corporation is:
    NEIMAN MARCUS HOLDINGS, INC."

  FURTHER
  RESOLVED: That this Consent be filed with the records of the Corporation.

Dated: As of June 1, 1989

THE NEIMAN MARCUS GROUP, INC.

By: /s/ Robert J. Tarr, Jr.
Robert J. Tarr, Jr., President